AGREEMENT REACHED WITH VARIOUS STATES IN THE PROPOSED ACQUISITION OF LAIDLAW BY FIRSTGROUP

NAPERVILLE, ILLINOIS, September 26, 2007 – Laidlaw International, Inc. (NYSE: LI) today announced that Laidlaw and FirstGroup plc have reached an agreement with the attorneys general of eleven U.S. states which have expressed interest in the proposed acquisition of Laidlaw by FirstGroup plc. In addition, Laidlaw and FirstGroup expect the Antitrust Division of the U.S. Department of Justice to grant early termination of the Hart-Scott-Rodino Antitrust Improvements Act waiting period later this week, thereby permitting the proposed acquisition of Laidlaw by FirstGroup to close. Laidlaw and FirstGroup expect to complete their merger on October 1, 2007.

On February 9, 2007 Laidlaw announced that the Company had entered into a merger agreement with FirstGroup plc to acquire all outstanding shares of Laidlaw for $35.25 per share.

Certain statements contained in this press release, including statements that are not historical facts, are forward-looking statements made under the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of terminology such as: believe, hope, may, anticipate, should, intend, plan, will, expect, estimate, continue, project, positioned, strategy and similar expressions. Such statements involve certain risks, uncertainties and assumptions that include, but are not limited to:

•	Risks and uncertainties related to the proposed merger with FirstGroup, including but not limited to receiving approval from the required regulatory agencies as well as the satisfaction of other customary closing conditions;

•	Economic and other market factors, including competitive pressures and changes in pricing policies;

•	The ability to implement initiatives designed to increase operating efficiencies or improve results;

•	Costs and risks associated with litigation and indemnification obligations;

•	Changes in interpretations of existing, or the adoption of new, legislation, regulations or other laws;

•	The potential for rising labor costs and actions taken by organized labor unions;

•	Continued increases in prices of fuel and potential shortages;

•	Control of costs related to accident and other risk management claims;

•	Terrorism and other acts of violence;

•	The ability to produce sufficient future taxable income to allow us to recover our deferred tax assets;

•	The ability to pay dividends;

•	Potential changes in the mix of businesses we operate;

•	The inability to earn sufficient returns on pension plan assets thus requiring increased funding; and

•	Other risks and uncertainties described in Laidlaw’s filings with the Securities and Exchange Commission (SEC).

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. In light of these risks and uncertainties you are cautioned not to place undue reliance on these forward-looking statements. Laidlaw undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures Laidlaw makes on related subjects as may be detailed in Laidlaw’s other filings made from time to time with the SEC.

About Laidlaw International, Inc.

Laidlaw International, Inc. is a holding company for North America’s largest providers of school and inter-city bus transport services and a leading supplier of public transit services. The company’s businesses operate under the brands: Laidlaw Education Services, Greyhound Lines, Greyhound Canada and Laidlaw Transit. The company’s shares trade on the New York Stock Exchange (NYSE: LI). For more information on Laidlaw, visit the website: www.laidlaw.com.

About FirstGroup PLC

FirstGroup plc is the UK’s largest surface transportation company. FirstGroup operates passenger and freight rail services in the UK. Its passenger operations include regional, intercity and commuter services. FirstGroup is also the UK’s largest bus operator running more than one in five of all local bus services. In North America, FirstGroup has three operating divisions: yellow school buses (First Student), transit contracting and management services (First Transit) and vehicle maintenance and ancillary services (First Services). FirstGroup’s shares trade on the London Stock Exchange (LSE: FGP). For more information on FirstGroup, visit the website: www.firstgroup.com.

Contact:
Jeff McDougle
Vice President, Treasurer
Phone: 630-848-3146